Exhibit 99.1
Verisk Analytics, Inc., Reports First-Quarter 2016 Financial Results

•	Total revenue from continuing operations grew 28.2%; organic revenue growth from continuing operations was 5.0%, excluding recent acquisitions.

•	Income from continuing operations grew 13.9% to $110 million; adjusted EBITDA from continuing operations grew 24.0% to $248 million.

•	Diluted GAAP earnings per share from continuing operations (diluted GAAP EPS) grew 6.7% to $0.64; diluted adjusted EPS from continuing operations increased 19.0% to $0.75.

•	Net cash provided by operating activities from continuing operations less capital expenditures from continuing operations was $256 million, an increase of 20.0% year to date.

•	Signed a definitive agreement on April 25, 2016 to sell the healthcare business for a total value of $820 million.

•
Repurchased a total of $116 million of its common stock under its existing repurchase program in first-quarter 2016. As of March 31, 2016, the Company had $353 million remaining under its share repurchase authorization.

JERSEY CITY, N.J., May 3, 2016 — Verisk Analytics, Inc. (Nasdaq:VRSK), a leading data analytics provider, today announced results for the fiscal quarter ended March 31, 2016.
Scott Stephenson, chairman, president, and CEO, said, "Our first-quarter results were solid, with good organic revenue growth, led by our insurance-facing businesses, and industry-leading EBITDA margins. Wood Mackenzie performed well, highlighting the resilience of the business in a challenging environment for our customers. With the recently announced agreement to sell the healthcare business, we are more Verisk-like, with proprietary data driving analytics that are embedded in our customer workflows. This focus will allow us to pursue our distinctive strategy and global ambitions. We are positioned to drive profitable growth and create value for our shareholders over the long term."
All numbers referring to continuing operations exclude the healthcare business. See Table 8 below for 2015 results by quarter on a continuing operations basis.
Table 1: Summary of Results
(in millions, except per share amounts)
Note: Continuing operations exclude the healthcare business.

	Three Months Ended
	March 31,
	2016	2015	Change
Revenues from continuing operations	$492.7	$384.3	28.2%
Adjusted EBITDA from continuing operations	$248.4	$200.3	24.0%
Income from continuing operations	$109.7	$96.4	13.9%
Adjusted net income from continuing operations	$127.4	$101.0	26.1%
Diluted GAAP EPS from continuing operations	$0.64	$0.60	6.7%
Diluted adjusted EPS from continuing operations	$0.75	$0.63	19.0%
Revenue
Total revenue from continuing operations increased 28.2% in first-quarter 2016 compared with first-quarter 2015. Organic revenue growth from continuing operations was 5.0%, excluding recent acquisitions in both periods. Insurance solutions drove the organic revenue growth in the quarter.

Decision Analytics segment revenue from continuing operations grew 46.7% in the first quarter of 2016 and represented approximately 63.5% of total revenue. Decision Analytics organic revenue growth from continuing operations was 4.8%, excluding recent acquisitions.

•
Insurance category revenue increased 11.6%, led by strong growth in claims analytics solutions, with good growth in the quarter in loss quantification, catastrophe modeling, and underwriting solutions. Loss quantification benefited from a true-up of partnership revenue.

•
Financial services category revenue decreased 19.0% in the quarter, with solid underlying demand for our core solutions offset by prior-year project revenue that did not recur in 2016. Growth excluding the prior year project revenue was 17.7%.

•	Energy and specialized markets category organic revenue declined 3.6%. Including the recently acquired Wood Mackenzie, PCI, and Infield businesses, growth was 361.9%.
Table 2: Decision Analytics Revenues by Category
(in millions)
Note: Continuing operations exclude the healthcare business.

	Three Months Ended
	March 31,
	2016	2015	Change
Insurance	$171.5	$153.7	11.6%
Financial services	28.5	35.2	(19.0)%
Energy and specialized markets	112.9	24.5	361.9%
Total Decision Analytics	$312.9	$213.4	46.7%
Risk Assessment segment revenue grew 5.2% in the quarter.

•	Revenue growth in industry-standard insurance programs was 5.2%, resulting primarily from the annual effect of growth in 2016 invoicing effective from January 1 and growth from new solutions.

•	Property-specific rating and underwriting information revenue grew 4.9% in the first quarter. Growth was led by an increase in commercial underwriting solutions subscription revenue.
Table 3: Risk Assessment Revenues by Category
(in millions)

	Three Months Ended
	March 31,
	2016	2015	Change
Industry-standard insurance programs	$137.4	$130.6	5.2%
Property-specific rating and underwriting information	42.4	40.3	4.9%
Total Risk Assessment	$179.8	$170.9	5.2%
Expenses and Adjusted EBITDA
Cost of revenues from continuing operations increased 29.5% compared with first-quarter 2015. The year-over-year increase is primarily due to contributions from acquisitions as well as salaries and benefits to support business growth.
Selling, general, and administrative expense, or SG&A, from continuing operations increased 42.9% in the quarter, primarily due to acquisitions.
Income from continuing operations increased 13.9% to $110 million. Adjusted EBITDA from continuing operations increased 24.0%. Excluding acquisitions, adjusted EBITDA from continuing operations increased 7.1% in the quarter.

•
The 40.0% increase in Decision Analytics adjusted EBITDA from continuing operations to $139 million was the result of acquisitions and profitable growth of the business. Decision Analytics adjusted EBITDA from continuing operations in the quarter, excluding recent acquisitions, grew 5.9%.

•	First-quarter 2016 adjusted EBITDA in Risk Assessment increased 8.3% to $109 million as a result of revenue growth and good expense management.
Table 4: Segment Results Summary
(in millions)
Note: Continuing operations exclude the healthcare business.

	Three Months Ended			Three Months Ended
	March 31, 2016			March 31, 2015			Change
	DA	RA	Total	DA	RA	Total	DA	RA	Total
Revenues	$312.9	$179.8	$492.7	$213.4	$170.9	$384.3	46.7%	5.2%	28.2%
Cost of revenues	(121.6)	(51.7)	(173.3)	(82.8)	(50.9)	(133.7)	46.8%	1.4%	29.5%
SG&A	(52.3)	(18.7)	(71.0)	(30.7)	(19.0)	(49.7)	70.9%	(2.2)%	42.9%
Investment income and other	0.1	(0.1)	—	(0.6)	—	(0.6)	(119.6)%	(201.0)%	(108.7)%
Adjusted EBITDA from continuing operations	$139.1	$109.3	$248.4	$99.3	$101.0	$200.3	40.0%	8.3%	24.0%

Adjusted EBITDA margin from continuing operations	44.4%	60.8%	50.4%	46.6%	59.1%	52.1%
Adjusted EPS
Diluted GAAP net income per share from continuing operations was $0.64. Diluted adjusted earnings per share (adjusted EPS) from continuing operations were $0.75 for first-quarter 2016, an increase of 19.0% compared with the same period in 2015. Adjusted EPS from continuing operations increased because of solid operations, both organic and acquired. The increases were partially offset by higher fixed asset depreciation and amortization expense and higher interest costs related to new debt issuance.
Free Cash Flow
Free cash flow from continuing operations, defined as cash provided by operating activities from continuing operations less capital expenditures from continuing operations, increased 20.0% to $256 million for the three-month period ended March 31, 2016, including the contribution from acquisitions. This represented 103.2% of adjusted EBITDA from continuing operations. Capital expenditures from continuing operations increased 22.7% to $25 million in the three months ended March 31, 2016. For continuing operations, capital expenditures were 5.1% of revenues for the three months ended March 31, 2016.
Share Repurchases and Financing Activities
The Company repurchased 1.7 million shares in the quarter, at an average price of $69.97, for a total return of capital to shareholders of $116 million. At March 31, 2016, the company had $353 million remaining under its share repurchase authorization. As part of its commitment to delevering, the Company repaid $165 million of debt in the quarter.
Conference Call
Verisk’s management team will host a live audio webcast on Wednesday, May 4, 2016, at 8:30 a.m. EDT (5:30 a.m. PDT, 13:30 p.m. BST) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-755-3792 for U.S./Canada participants or 512-961-6560 for international participants.
A replay of the webcast will be available for 30 days on the Verisk investor website and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants using Conference ID #87057315.
About Verisk Analytics

Verisk Analytics (Nasdaq:VRSK) is a leading data analytics provider serving customers in insurance, natural resources, healthcare, financial services, government, and risk management. Using advanced technologies to collect and analyze billions of records, Verisk Analytics draws on unique data assets and deep domain expertise to provide first-to-market innovations that are integrated into customer workflows. Verisk offers predictive analytics and decision support solutions to customers in rating, underwriting, claims, catastrophe and weather risk, global risk analytics, natural resources intelligence, economic forecasting, and many other fields. In the United States and around the world, Verisk Analytics helps customers protect people, property, and financial assets.
Headquartered in Jersey City, N.J., Verisk Analytics operates in 23 countries and is a member of Standard & Poor’s (S&P) 500® Index. In 2015, Forbes magazine named Verisk Analytics to its World’s Most Innovative Companies list and, in 2016, to its America’s Best Large Employers list. Verisk is one of only 15 companies in the United States to appear on both lists. For more information, please visit www.verisk.com
Contact:
Investor Relations
Eva Huston
Senior Vice President, Treasurer, and Chief Knowledge Officer
Verisk Analytics, Inc.
201-469-2142
eva.huston@verisk.com

David Cohen
Director, Investor Relations and Strategic Finance
Verisk Analytics, Inc.
201-469-2174
david.e.cohen@verisk.com
Media
Rich Tauberman
MWW Group (for Verisk Analytics)
202-600-4546
rtauberman@mww.com
Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as adjusted EBITDA, adjusted EBITDA margin, adjusted net income from continuing operations, adjusted EPS, and free cash flow, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.
Adjusted EBITDA is a financial measure that management uses to evaluate the performance of our segments. In all periods shown here and going forward, the company defines “adjusted EBITDA” as net income from continuing operations before interest expense, income taxes, and depreciation and amortization of fixed and intangible assets and excluding second quarter nonrecurring items related to the Wood Mackenzie acquisition.
Although securities analysts, lenders, and others frequently use EBITDA in their evaluation of companies, EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our statement of cash flow reported under U.S. GAAP. Management uses adjusted EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs.

•
Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements.

•	Other companies in our industry may calculate adjusted EBITDA differently than we do, limiting the usefulness of their calculations as comparative measures.

Table 5: Adjusted EBITDA Reconciliation
(in millions)
Note: Continuing operations exclude the healthcare business.

	Three Months Ended
	March 31,
	2016	2015	Change
Income from continuing operations	$109.7	$96.4	13.9%
Depreciation and amortization of fixed and intangible assets	55.8	26.9	107.7%
Interest expense	32.0	18.2	75.4%
Provision for income taxes	50.9	58.8	(13.4)%
Adjusted EBITDA from continuing operations	$248.4	$200.3	24.0%

Table 6: Adjusted Net Income from Continuing Operations Reconciliation
(in millions, except per share amounts)
Note: Continuing operations exclude the healthcare business.

	Three Months Ended
	March 31,
	2016	2015	Change
Income from continuing operations	$109.7	$96.4	13.9%
plus: Amortization of intangible assets	23.9	7.5
less: Income tax effect on amortization of intangible assets	(6.2)	(2.9)
Adjusted net income from continuing operations	$127.4	$101.0	26.1%

Basic adjusted EPS from continuing operations	$0.76	$0.64	18.8%
Diluted adjusted EPS from continuing operations	$0.75	$0.63	19.0%

Weighted average shares outstanding
Basic	168.5	158.1
Diluted	171.5	161.5
Table 7: Free Cash Flow Reconciliation
(in millions)
Note: Continuing operations exclude the healthcare business.

	Three Months Ended
	March 31,
	2016	2015	Change
Operating cash flow from continuing operations	$281.8	$234.4	20.2%
less: Capital expenditures from continuing operations	(25.3)	(20.6)	22.7%
Free cash flow from continuing operations	$256.5	$213.8	20.0%

Table 8: Selected Summary Financial Results by Segment from Continuing Operations for 2015 by Quarter
(in millions, except per share amounts)
Note: Continuing operations exclude the healthcare business.

Segment Results

Decision Analytics	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015
Revenues	$213.4	$256.9	$298.6	$303.6	$1,072.5
Expenses
Cost of revenues	(82.8)	(98.3)	(114.6)	(110.4)	(406.1)
Selling, general and administrative	(30.7)	(41.8)	(49.4)	(53.9)	(175.8)
Investment income (expense), net	(0.6)	(0.4)	2.4	(0.2)	1.2
Gain on sale of warrants	—	—	15.6	—	15.6
Gain on derivative instruments	—	85.2	—	—	85.2
Non-recurring items related to the Wood Mackenzie acquisition	—	(26.6)	—	—	(26.6)
EBITDA from continuing operations	99.3	175.0	152.6	139.1	566.0

Risk Assessment
Revenues	170.9	171.7	171.8	173.8	688.2
Expenses
Cost of revenues	(50.9)	(50.4)	(48.3)	(50.4)	(200.0)
Selling, general and administrative	(19.0)	(20.0)	(21.2)	(21.6)	(81.8)
Investment income (expense), net	—	0.2	(0.1)	—	0.1
EBITDA from continuing operations	101.0	101.5	102.2	101.8	406.5

Total EBITDA from continuing operations	$200.3	$276.5	$254.8	$240.9	$972.5

Consolidated
Revenues	$384.3	$428.6	$470.4	$477.4	$1,760.7
Expenses
Cost of revenues	(133.7)	(148.7)	(162.9)	(160.8)	(606.1)
Selling, general and administrative	(49.7)	(61.8)	(70.6)	(75.5)	(257.6)
Investment income (expense), net	(0.6)	(0.2)	2.3	(0.2)	1.3
Gain on sale of warrants	—	—	15.6	—	15.6
Adjusted EBITDA from continuing operations	200.3	217.9	254.8	240.9	913.9
Gain on derivative instruments	—	85.2	—	—	85.2
Non-recurring items related to the Wood Mackenzie acquisition	—	(26.6)	—	—	(26.6)
Total EBITDA from continuing operations	200.3	276.5	254.8	240.9	972.5
Depreciation and amortization of fixed assets	(19.4)	(22.7)	(27.1)	(27.4)	(96.6)
Amortization of intangible assets	(7.5)	(22.8)	(12.6)	(27.5)	(70.4)
Interest expense	(18.2)	(24.3)	(33.0)	(32.5)	(108.0)
Non-recurring items related to the Wood Mackenzie acquisition	—	(13.4)	—	—	(13.4)
Income from continuing operations before income taxes	155.2	193.3	182.1	153.5	684.1
Provision for income taxes	(58.8)	(34.4)	(57.9)	(45.5)	(196.6)
Income from continuing operations	96.4	158.9	124.2	108.0	487.5
Amortization of intangible assets	7.5	22.8	12.6	27.5	70.4
Less: Income tax effect on amortization of intangible assets	(2.9)	(5.8)	(3.3)	(7.2)	(19.2)
Plus: Non-recurring items related to the Wood Mackenzie acquisition	—	(45.2)	—	—	(45.2)
Less: Income tax effect on one-time items related to the Wood Mackenzie acquisition	—	(10.7)	—	—	(10.7)
Adjusted net income from continuing operations	$101.0	$120.0	$133.5	$128.3	$482.8

Diluted adjusted EPS from continuing operations	$0.63	$0.72	$0.78	$0.74	$2.87

Attached Financial Statements
Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of March 31, 2016 and December 31, 2015

	2016	2015
	(In thousands, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$131,818	$138,348
Available-for-sale securities	3,472	3,576
Accounts receivable, net of allowance for doubtful accounts of $2,803 and $2,642, respectively	297,312	250,947
Prepaid expenses	30,828	34,126
Income taxes receivable	8,561	48,596
Other current assets	52,307	52,913
Current assets held-for-sale	62,485	76,063
Total current assets	586,783	604,569
Noncurrent assets:
Fixed assets, net	341,989	350,311
Intangible assets, net	1,191,470	1,245,083
Goodwill	2,703,914	2,753,026
Pension assets	36,188	32,922
Other assets	24,558	25,845
Noncurrent assets held-for-sale	574,245	581,896
Total assets	$5,459,147	$5,593,652
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$179,671	$222,112
Short-term debt and current portion of long-term debt	709,143	874,811
Pension and postretirement benefits, current	1,831	1,831
Deferred revenues	486,551	340,833
Income tax payable	7,918	—
Current liabilities held-for-sale	31,765	39,670
Total current liabilities	1,416,879	1,479,257
Noncurrent liabilities:
Long-term debt	2,271,879	2,270,904
Pension benefits	12,781	12,971
Postretirement benefits	2,015	1,981
Deferred income taxes, net	342,166	329,175
Other liabilities	53,302	58,360
Noncurrent liabilities held-for-sale	69,660	68,993
Total liabilities	4,168,682	4,221,641
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued and 167,980,063 and 169,424,981 outstanding, respectively	137	137
Additional paid-in capital	2,038,747	2,023,390
Treasury stock, at cost, 376,022,975 and 374,578,057 shares, respectively	(2,686,007)	(2,571,190)
Retained earnings	2,254,365	2,161,726
Accumulated other comprehensive losses	(316,777)	(242,052)
Total stockholders’ equity	1,290,465	1,372,011
Total liabilities and stockholders’ equity	$5,459,147	$5,593,652

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three Months Ended March 31, 2016 and 2015

	Three Months Ended March 31,
	2016	2015
	(In thousands, except for share and per share data)
Revenues	$492,701	$384,293
Expenses:
Cost of revenues (exclusive of items shown separately below)	173,277	133,784
Selling, general and administrative	71,037	49,714
Depreciation and amortization of fixed assets	31,887	19,388
Amortization of intangible assets	23,871	7,455
Total expenses	300,072	210,341
Operating income	192,629	173,952
Other income (expense):
Investment income (loss) and others, net	44	(502)
Interest expense	(32,032)	(18,262)
Total other expense, net	(31,988)	(18,764)
Income from continuing operations before income taxes	160,641	155,188
Provision for income taxes	(50,911)	(58,815)
Income from continuing operations	109,730	96,373
Discontinued operations (Note 6)
Income from discontinued operations	1,780	4,304
Provision for income taxes from discontinued operations	(18,871)	(1,991)
(Loss) income from discontinued operations	(17,091)	2,313
Net income	$92,639	$98,686
Basic net income per share:
Income from continuing operations	$0.65	$0.61
(Loss) income from discontinued operations	(0.10)	0.01
Basic net income per share	$0.55	$0.62
Diluted net income per share:
Income from continuing operations	$0.64	$0.60
(Loss) income from discontinued operations	(0.10)	0.01
Diluted net income per share	$0.54	$0.61
Weighted average shares outstanding:
Basic	168,453,750	158,087,919
Diluted	171,480,884	161,481,213

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Three Months Ended March 31, 2016 and 2015

	2016	2015
	(In thousands)
Cash flows from operating activities:
Net income	$92,639	$98,686
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	38,874	24,442
Amortization of intangible assets	29,775	14,141
Amortization of debt issuance costs and original issue discount	1,128	1,195
Allowance for doubtful accounts	518	125
KSOP compensation expense	4,286	3,821
Stock based compensation	5,547	4,224
Realized loss on available-for-sale securities, net	190	6
Deferred income taxes	17,807	506
(Gain) loss on disposal of fixed assets	(93)	15
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(34,016)	(6,094)
Prepaid expenses and other assets	4,088	2,861
Income taxes	49,613	56,951
Accounts payable and accrued liabilities	(46,156)	(33,169)
Deferred revenues	146,477	106,935
Pension and postretirement benefits	(2,580)	(3,264)
Other liabilities	(4,218)	(391)
Net cash provided by operating activities	303,879	270,990
Cash flows from investing activities:
Acquisitions, net of cash acquired of $0 and $232, respectively	—	(405)
Purchase of non-controlling interest in non-public companies	—	(101)
Capital expenditures	(30,763)	(24,760)
Purchases of available-for-sale securities	(3)	(8)
Proceeds from sales and maturities of available-for-sale securities	96	49
Other investing activities, net	(620)	—
Net cash used in investing activities	(31,290)	(25,225)
Cash flows from financing activities:
Repayments of short-term debt, net	(165,000)	(130,000)
Payment of debt issuance costs	—	(9,100)
Repurchases of common stock	(116,363)	—
Proceeds from stock options exercised	4,727	8,336
Other financing activities, net	(1,169)	(1,293)
Net cash used in financing activities	(277,805)	(132,057)
Effect of exchange rate changes	(1,314)	(220)
(Decrease) increase in cash and cash equivalents	(6,530)	113,488
Cash and cash equivalents, beginning of period	138,348	39,359
Cash and cash equivalents, end of period	$131,818	$152,847
Supplemental disclosures:
Taxes paid	$2,780	$3,258
Interest paid	$17,517	$17,328
Noncash investing and financing activities:
Tenant improvement included in other liabilities	$34	$—
Capital lease obligations	$347	$416
Capital expenditures included in accounts payable and accrued liabilities	$1,681	$856